EXHIBIT 10.11
HEALTHCARE REALTY TRUST INCORPORATED
AMENDMENT TO SECOND AMENDED AND RESTATED EXECUTIVE RETIREMENT PLAN
This Amendment to the Second Amended and Restated Executive Retirement Plan (the “Amendment”) is effective December 31, 2012 and amends the Second Amended and Restated Executive Retirement Plan (the “Plan”) that was effective December 31, 2008.

1.Defined Terms. Capitalized terms that are used herein but not defined, shall have the meanings attributed to such terms in the Plan.

2.    Amendment of Section 4.1.
Section 4.1 of the Plan shall be deleted in its entirety and the following substituted in its stead:
“4.1 Amount of Retirement Benefit
4.1 The annual benefit payable to a Participant for his remaining lifetime upon Retirement at a Normal Retirement Date under the Plan shall be equal to (i) 60% of Final Average Earnings plus (ii) six percent (6%) of Final Average Earnings multiplied by years of Service after age 60, limited to a maximum of five (5) years minus (iii) 100% of Other Retirement Income. The annual retirement benefit shall be increased annually as of January 1 of each year by an amount equal to the percentage change shown year-over-year (based on the most recent reported month), as reported in the Consumer Price Index for All Urban Consumers (CPI-U): Selected Areas, all items index, South urban region, size B/C (50,000 to 1,500,000), published by the U.S. Department of Labor, or applicable successor index (“CPI”). Notwithstanding anything herein to the contrary, the maximum annual benefit payable under this Plan (the “Maximum Benefit Amount”) shall not exceed $896,000, subject to: (i) the CPI increases to the Maximum Benefit Amount effective following Retirement, as set forth in this Section 4.1 above; and (ii) beginning on January 1, 2016, CPI increases to the Maximum Benefit Amount without regard to the Retirement of any Participant.”

3.    Miscellaneous

3.1    Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the Company’s right to discharge or otherwise deal with Participants without regard to the existence of this Plan.

3.2    In the event that it shall become impossible for the Company to perform any act required by this Amendment or the Plan due to regulatory or other constraints, the Company may perform such alternative acts as most nearly carries out the intent and purpose of this Amendment and the Plan and is in the best interests of the Company, provided that such alternative acts do not violate Code Section 409A.

3.3    This Amendment and the Plan shall be interpreted and administered consistent with Code Section 409A.

IN WITNESS WHEREOF, Healthcare Realty Trust Incorporated has caused this Amendment to be executed by its duly authorized officer this 1st day of November, 2012, effective as described above.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ John M. Bryant, Jr.
Name:	John M. Bryant, Jr.
Title:	Executive Vice President and General Counsel